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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             FORM 8-K CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       March 10, 2004 (March 10, 2004)

                                MICROISLET, INC.
               (Exact Name of Registrant as Specified in Charter)

              Nevada                     0-27035                 88-0408274
              ------                     -------                 ----------
 (State or Other Jurisdiction    (Commission File Number)    (IRS Employer
      of Incorporation)                                     Identification No.)


6370 Nancy Ridge Drive, Suite 112, San Diego, California            92121
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        (Address of Principal Executive Offices)                 (Zip Code)

                                 (858) 657-0287
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On March 10, 2004, MicroIslet, Inc. ("we" or "us"), announced the finalization of agreements for the sale of common stock for gross proceeds of $12.8 million. The purchasers include various institutional, strategic and accredited investors.

         We agreed to sell an aggregate of approximately 9.8 million shares for $1.30 per share. In connection with the financing we also agreed to issue to the investors five-year warrants to purchase an aggregate of approximately 4.9 million shares at $1.00 per share. We have agreed to pay various placement agents compensation based on investments from purchasers located by such agents. The compensation is no more than 10% of the cash proceeds from an introduced investor, plus warrants to purchase no more than 10% of the number of shares purchased by an introduced investor. Such placement agent warrants will have exercise prices of $1.30 per share and terms ranging from two to five years. All of the shares and warrants sold to each purchaser will be sold in a single tranche to close shortly after finalization of the agreements.

         In the event we sell securities at a price lower than $1.30 per share before the effectiveness of the registration statement registering for resale the shares and warrants issued in the financing, the number of shares issued to each investor will be increased to effectively reprice the first tranche shares to such lower price. We have no plans to issue securities prior to the effectiveness of the registration statement in a manner that would trigger these share issuance provisions.

         The securities were offered and sold without registration under the Securities Act of 1933 to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend will be placed on the shares, the warrants and the shares issuable upon exercise of the warrants unless registered under the Securities Act prior to issuance. We have agreed to prepare and file on or before April 30, 2004, a registration statement covering the resale of the shares and the shares issuable upon exercise of the warrants, and to use our commercially reasonable efforts to have such registration statement declared effective by the SEC no later than August 30, 2004.

         Complete copies of the form of Securities Purchase Agreement and the form of warrant to be issued pursuant to the financing, as well as our related press release regarding the financing, are included in this report as exhibits. The summary of the transaction set forth above is qualified by reference to such exhibits.

         Net new cash proceeds of the financing are expected to be used for working capital purposes to further development of our MicroIslet-P product candidate. The proceeds are projected to be sufficient to fund our operations for the next eighteen months, through completion of formal animal studies in anticipation of filing an investigational new drug application with the Food and Drug Administration.

         This report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. None

(b)      PRO FORMA FINANCIAL INFORMATION. None

(c)      EXHIBITS.

                  10.1 Form of Securities Purchase Agreement, which agreements differ only as to amount of shares and warrants to be sold to each investor in the first tranche. No shares or warrants are to be sold in the referenced second tranche to any investor.

                  10.2 Form of Warrant, which warrants differ only as to the number of shares purchasable upon exercise of the warrant. All warrants have an exercise price of $1.00.

                  99.1     Press release dated March 10, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MICROISLET, INC.


Date: March 10, 2004             By:   /s/ Hartoun Hartounian
                                       -----------------------------------------
                                       Hartoun Hartounian
                                       President and Chief Operating Officer



                                  EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
10.1                       Form of Securities Purchase Agreement.

10.2                       Form of Warrant.

99.1                       Press release dated March 10, 2004.


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